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                            RBPI HOLDING CORPORATION

                         NONQUALIFIED STOCK OPTION PLAN


     1. PURPOSE. The purpose of this Nonqualified Stock Option Plan (hereinafter called the "Plan") is to further the success of RBPI Holding Corporation, a Delaware corporation (hereinafter called the "Company"), and certain of its affiliates by making available Common Stock of the Company for purchase by certain officers and employees of the Company and its affiliates, and thus to provide an additional incentive to such individuals to continue in the service of the Company or its affiliates and to give them a greater interest as stockholders in the success of the Company. Subject to compliance with the provisions of the Plan, nonqualified stock options (but not incentive stock options under Section 422A of the Code) are authorized and may be granted under the Plan.

     2. DEFINITIONS. As used in this Plan the following terms shall have the meanings indicated as follows:

     (a) "Board" means the board of directors of the Company.

     (b) "Change in Control" means that more than 50% of the voting interests in the Company, or more than 50% of the assets thereof, are sold or transferred, directly or indirectly, to an entity or person other than to Reliant Partners, L.P. and/or Reliant Partners II, L.P. and their direct and indirect general and limited partners as of the date hereof or to a person that is not controlled by, controlling or under common control with (being greater that 50% voting control) one or more of the foregoing.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Common Stock" means the Company's Common Stock, par value $0.01 per share.

     (e) "Date of Grant" means the date on which an option is granted under a written option agreement executed by the Company and a Participant pursuant to the Plan.

     (f) "Effective Date" means the effective date of this Plan specified in Paragraph 14 hereof.

     (g) "Parent" means a parent corporation of the Company as defined in
Section 425(e) of the Code.

     (h) "Participants" means the employees, including officers, of the Company, its Subsidiaries and its Parents.

     (i) "Plan" means this RBPI Holding Corporation Nonqualified Stock Option Plan, as it may be amended.

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     (j) "Stockholders Agreement" means the Stockholders Agreement by and among the Company and its stockholders.

     (k) "Subsidiary" means a subsidiary corporation of the Company as defined in Section 425(f) of the Code.

     3. ADMINISTRATION OF PLAN. The Board shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the Participants to whom, and the time or times at which, options shall be granted, the vesting of options and the number of shares of Common Stock covered by each option. The Board shall also have full and final authority to construe and interpret the Plan and any agreements made pursuant to the Plan; to determine the terms and provisions (which need not be identical or consistent with respect to each Participant) of the respective option agreements and any agreements ancillary thereto including, but without limitation, terms covering the payment of the option price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

     4. OPTIONS AUTHORIZED. The options granted under this Plan shall be nonqualified stock options which do not qualify as incentive stock options under
Section 422A of the Code. The Board shall have the full power and authority to, in its sole discretion, grant to the holder of an outstanding option, in exchange for the surrender and cancellation of such option, a new option having a purchase price lower than that provided in the option so surrendered and cancelled and containing such other terms and conditions as the Board may prescribe in accordance with the provisions of the Plan. No options may be granted under the Plan prior to the Effective Date.

     5. COMMON STOCK SUBJECT TO OPTIONS. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of options shall not exceed 7.50% of the outstanding shares of Common Stock of the Company, subject to adjustment under the provisions of Paragraph 8. The shares of Common Stock to be issued upon the exercise of options may be authorized but unissued shares, or shares issued and reacquired by the Company. In the event any option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such option shall again be available for options to be granted under the Plan, except that shares for which options (or portions thereof) relinquished pursuant to Paragraph 9 hereof are exercisable shall not again be available for grants of options under the Plan.

     6. PARTICIPANTS. Except as may otherwise be provided herein, options may be granted under the Plan to any Participant. A Participant who has been granted an option under the Plan may be granted an additional option or options under the Plan, in the Board's discretion.

      7. TERMS AND CONDITIONS OF OPTIONS. The grant of an option under the Plan shall be evidenced by a written agreement executed by the Company and the applicable Participant and shall contain such terms and be in such form as the Board may from time to time approve, subject to the following limitations and conditions:

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     (a)  OPTION PRICE. The option price per share with respect to each option shall be the fair market value per share on the Date of Grant. The Board may permit the option purchase price to be payable (i) in Common Stock previously owned by the optionee, valued at the fair market value of such Common Stock, as determined by the Board, or (ii) by the relinquishment of all or any part of the unexercised portion of the option for a number of shares of Common Stock as more fully set forth at Paragraph 9 hereof.

     (b) PERIOD OF OPTION. The expiration date of each option shall be fixed by the Board, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten years from the Date of Grant.

      (c) VESTING OF STOCKHOLDER RIGHTS. Except for rights pursuant to the Stockholders Agreement, neither an optionee nor his successor in interest shall have any rights of a stockholder of the Company until the shares relating to an option hereunder are issued by the Company and properly delivered to such optionee.

     (d) EXECUTION OF STOCKHOLDERS AGREEMENT. As a condition to the issuance by the Company of options hereunder, the respective optionee shall execute the Stockholders Agreement.

     (e) VESTING AND FORFEITURE OF OPTIONS. Each option shall be exercisable from time to time over such period and upon such terms and conditions as the Board shall determine, but not at any time as to less than 25 shares unless the remaining shares which have become so purchasable are less than 25 shares. In the event of a Change of Control of the Company, the unexercised portion of the option that is not then exercisable shall be exercisable immediately. After the death of the optionee, an option may be exercised as provided in Paragraph 15 hereof. An option may be forfeited at such time and upon such terms as the Board may determine.

     (f) NONTRANSFERABILITY OF OPTION. No option shall be transferable or assignable by an optionee and each option shall be exercisable only by him or her or, upon death or during a legal disability, by his or her legal representative. No option shall be subject to execution, attachment, or similar process.

     (g) CALL OPTION. Each option granted under the Plan, to the extent exercisable by the employee, shall be subject to a call option ("Call Option") by the Company upon the terms and conditions as set forth at Paragraph 10 hereof.

     (h) CODE SECTION 83(B) ELECTIONS. Any optionee hereunder who makes an election pursuant to Code Section 83(b) shall promptly provide a copy of such election to the Company, together with such other details concerning such election as the Company may request.

     8.   ADJUSTMENTS.   The Board, in its discretion, may make such equitable
adjustments in option price and the number of shares covered by outstanding options which are required to prevent any dilution or enlargement of the rights of the holders of such options, including, but not limited to, any such dilution or enlargement of rights that would otherwise result from any reorganization, recapitalization, stock split, stock dividend, combination of merger, consolidation, issuance of rights or any other change in the capital structure of the Company.

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     9.   RELINQUISHMENT OF OPTIONS.    (a) The Board, in granting options
hereunder, shall have discretion to provide that an optionee, or his legal representative (to the extent entitled to exercise the option under the terms thereof), in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the unexercised portion of the option for a number of shares of Common Stock equal to the quotient of (A) the excess of (1) the aggregate current fair market value of the shares of Common Stock covered by the unexercised portion of the option over (2) the aggregate purchase price for such shares specified in such option, divided by (B) the then current fair market value per share of such Common Stock.

     (b) The Board, in granting options hereunder, shall have discretion to determine the terms (including the fair market value of the Common Stock covered by options) upon which such options shall be relinquishable, subject to the applicable provisions of the Plan.

     10. CALL OPTION. (a) At such time as an employee's employment with the Company is terminated for any reason (including voluntary or involuntary or upon the employee's disability or death) and for a period of one year thereafter, each option granted under the Plan that is then exercisable shall be subject to a Call Option by the Company.

     (b) The Company may exercise the Call Option with respect to an option at a purchase price equal to the difference between (i) the fair market value of the number of shares for which such option is exercisable by the employee and
(ii) the option price that would have been payable by such employee upon exercise of such options for the number of shares for which the Call Option is exercised (the "Call Option Price"), which such Call Option Price shall be paid in cash at the closing of such purchase.

     (c) The Company may exercise the Call Option by delivering written notice of exercise to the employee setting forth (1) the option(s) to be purchased by the Company, (2) the Call Option Price, and (3) designating a closing date for the purchase in accordance with Subparagraph (d) of this Paragraph 10.

     (d) The closing of the purchase of option(s) by the Company pursuant to the Call Option shall take place at the principal executive offices of the Company within ninety (90) days after the applicable dates specified in Subparagraph (c) above.

     (e) If the Company does not exercise the Call Option within the applicable time periods specified in Subparagraph (a) above, the option(s) shall no longer be subject to the Call Option set forth in this Paragraph 10 but the shares of Common Stock for which the option was exercisable by the employee shall remain subject to the terms and conditions of the Stockholders Agreement, dated as of even date herewith, by and among the Company and its stockholders.

     11. RESTRICTIONS ON ISSUING SHARES. The exercise of each option shall be subject to the condition that if at any time Company shall determine in its discretion that the listing, registration, or qualification of any shares otherwise deliverable upon such exercises upon any securities exchange or, under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall

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not be effective unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     12. AMENDMENT, SUSPENSION, AND TERMINATION OF PLAN. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the options granted thereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that without approval by the stockholders of the Company voting the legally required percentage of its voting power, no such amendment shall make any change in the plan for which stockholder approval is required of the Company by any applicable rule or law. Unless sooner terminated hereunder, the Plan shall terminate ten years after the Effective Date. No option may be granted during any suspension or after the termination of the Plan. Except as otherwise required by law, no amendment, suspension, or termination of the Plan shall, without an optionee's consent, impair or negate any of the rights or obligations under any option theretofore granted to such optionee under the Plan.

     13. TAX WITHHOLDING. The Board may, in its sole discretion, (a) require an optionee to remit to the Company a cash amount sufficient to satisfy, in whole or in part, any federal, state and local withholding tax requirements prior to the delivery of any certificate for shares pursuant to the exercise of an option hereunder; (b) grant, to an optionee the right to satisfy, in whole or in part, any such withholding tax requirements by electing to require that the Company, upon any exercise of the option, withhold from the shares of the Common Stock issuable to the optionee upon the exercise of the option, that number of full shares of Common Stock having a fair market value (determined in the sole discretion of the Board) equal to the amount or portion of the amount required to be withheld; or (c) satisfy such withholding requirements through another lawful method.

     14. EFFECTIVE DATE OF PLAN. This Plan shall become effective on the date (the "Effective Date") of the adoption of the Plan by the Board.

     15. TERMINATION OF EMPLOYMENT. Unless the terms of an option granted to an employee under the Plan provide otherwise, in the event of (i) the retirement (with the written consent of the Company) of such an employee, (ii) any other termination of the employment of such an employee other than a termination that is for Cause, (iii) termination by reason of death during, or within three months after the termination of his employment by the Company or a Subsidiary or Parent, or (iv) disability, within the meaning of Code Section 422A(c)(7), the employee (or the executor or administrator of the employee's estate as the case may be) may exercise his option at any time within three months of such retirement or other termination of employment or within one year after termination of employment due to death or disability, or within such other time as the Board shall authorize, but in no event after 10 years from the date of granting thereof (or such lesser period as may be specified in the stock option agreement), but only to the extent of the number of shares for which his options were exercisable by him at the date of the termination of his employment. In the event of the termination of the employment of an employee to whom an option has been granted under the Plan for Cause, options held by him under the Plan, to the extent not previously exercised, shall forthwith terminate on the date of such termination of employment. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company, a

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Subsidiary or a Parent. The option agreement may contain such provisions as the
Board shall approve with respect to the effect of approved leaves of absence. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any of its Subsidiaries or Parents or interfere in any way with the right of the Company or any of its Subsidiaries or Parents to terminate his employment at any time.

     Unless otherwise defined in an option agreement, "Cause" shall mean (i) the continued failure of the employee to substantially perform his duties to his employer (other than any such failure resulting from disability), after a demand for substantial performance is delivered in writing to the employee by the board of directors of his employer which specifically identifies the manner in which the employee has not substantially performed his duties; (ii) the engaging by the employee in willful, reckless or negligent misconduct which is injurious to the employer or any of its subsidiaries, monetarily or otherwise; or (iii) the charging of employee with a felony.

     16. LOANS TO ASSIST IN EXERCISE OF OPTIONS. If approved by the Board, the Company or any Parent or Subsidiary may lend money or guarantee loans by third parties to an individual to finance the exercise of any option granted under the Plan. No such loan to finance the exercise of an option shall have an interest rate or other terms that would cause any part of the principal amount to be characterized as interest for purposes of the Code.

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